UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 11 and 12, 2008, a severe ice storm struck the New England region, causing extensive damage to electric facilities and loss of service to significant numbers of customers of several utilities. An estimated one million electric customers in the region were affected, including all 28,000 Massachusetts customers of Fitchburg Gas and Electric Light Company (“FG&E”), a Massachusetts subsidiary of Unitil Corporation (“Unitil”), and approximately half of the New Hampshire customers of Unitil Energy Systems, Inc., a New Hampshire subsidiary of Unitil. FG&E was able to restore power to one-third of its Massachusetts customers within three days, 80 percent of its customers by day seven, and the final Massachusetts customers, including those with individual service problems, by day 13 (December 24, 2008).

On January 7, 2009, the Massachusetts Department of Public Utilities (the “MDPU”) opened an investigation into the Preparation and Response of the Massachusetts electric distribution companies to the ice storm. On February 23, 2009, each electric distribution company, including FG&E, filed a report detailing its response to the ice storm and outages, and its service restoration efforts, with the MDPU. On March 25, 2009, FG&E filed with the MDPU a second report, consisting of a self-assessment of FG&E’s response to the ice storm, and a set of specific recommendations to improve its ability to respond to such emergencies in the future. Public hearings have been held in each of the electric distribution utilities’ service territories in Massachusetts. In May 2009, the MDPU held evidentiary hearings concerning FG&E’s response to the ice storm.

On June 5, 2009, the Attorney General of the Commonwealth of Massachusetts, who represents the interests of ratepayers in proceedings before the MDPU, filed a brief with the MDPU in which the Attorney General recommends, among other things, that (i) FG&E be fined $4.6 million, (ii) the MDPU lower FG&E’s return on equity in FG&E’s next base rate case, and (iii) Massachusetts ratepayers not be required to bear the entire burden of FG&E’s costs associated with the ice storm. On June 19, 2009, FG&E filed a reply brief with the MDPU responding to the brief filed by the Attorney General. FG&E disputes the adequacy and accuracy of the Attorney General’s factual claims and legal arguments, asserting that the Attorney General’s request for unsubstantiated fines has no legal basis and is beyond the scope of the MDPU’s proceeding and the jurisdiction of the MDPU. Unitil believes the Attorney General’s recommendations are without merit. This matter remains pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: June 23, 2009